EXHIBIT 1.4

                     CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (the "Agreement") is made as of May 1, 1996, by and among APROGENEX, INC., a Delaware corporation (the "Company"), and those persons set forth on EXHIBIT A (the "Purchasers").

                                    SECTION 1
                  AUTHORIZATION AND SALE OF CONVERTIBLE NOTE

1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to an aggregate of $5 million principal amount of 10% convertible notes due 1998 (the "Notes") and has reserved such number of shares (the "Conversion Shares") of Common Stock par value $.001 per share of the Company (the "Common Stock") as shall initially be required for issuance upon conversion of the Notes. The Company reserves the right in its sole discretion to reject any or all subscriptions, in whole or in part, for any reason, and to allocate any Notes among Purchasers.

1.2 SALE OF CONVERTIBLE NOTES.. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and the Purchasers severally will buy from the Company: (a) the Notes in the respective principal amounts set forth opposite each Purchaser's name on EXHIBIT A at a purchase price set forth on EXHIBIT A; and (b) the number of warrants (the "Warrants") in the respective amounts of Warrants set forth opposite each Purchaser's name on EXHIBIT A. Each Warrant entitles the holder to purchase one share of Common Stock and shall be in the form attached to the warrant agreement (the "Warrant Agreement") set forth on EXHIBIT B. The Notes and the Warrants are together referred to herein as "Securities."

1.3 PAYMENT INTO ESCROW. Upon execution of this Agreement, the Purchasers shall submit to the Company a check drawn on a bank acceptable to the Company payable to "Chemical Bank, Escrow Agent F/B/O Aprogenex, Inc." in the amount of the applicable purchase price. The Company shall promptly deliver to the Escrow Agent such funds which the Escrow Agent shall maintain in an interest bearing bank account pending the closing of the sale of the Notes hereunder (the "Closing"), pursuant to the terms of the form of Escrow Agreement set forth on EXHIBIT C hereto (the "Escrow Agreement").

                                    SECTION 2
                             CLOSING DATE; DELIVERY

2.1 CLOSING DATE.. The Closing shall take place at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022 on May 15, 1996 or at such other times, dates and places upon which the Company and the Purchasers shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date"). In the event that the Company has not received cash subscriptions for at least an aggregate of $2 million principal amount of Notes by the Closing Date, the purchase price, with any interest earned on the purchase price, shall be returned to the Purchasers. If the Company receives subscriptions for at least an aggregate of $2 million principal amount of Notes on or prior to the Closing Date, then the Closing will take place. It is understood that affiliates of the Company may purchase Notes in the offering in an amount sufficient to achieve such minimum subscription.

2.2 DELIVERY.. At the Closing, the Company will deliver to the Escrow Agent certificates representing the Notes and the Warrants. The Escrow Agent shall thereupon disburse certificates to the Purchasers and shall disburse to the Company the aggregate purchase price in immediately available funds, all in accordance with the Escrow Agreement. (The date of such disbursement is referred to herein as the "Disbursement Date.") The certificates for Notes shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state laws, and referring to restrictions on transfer herein, such legend to be substantially as follows:

     THE SECURITIES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE INVESTOR, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED AND THAT ANY APPLICABLE PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. THESE SECURITIES WERE OBTAINED FROM THE COMPANY UNDER AN AGREEMENT THAT INCLUDES ADDITIONAL RESTRICTIONS ON TRANSFER AND COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

The Notes may also include any legend required under the laws of any state or other jurisdiction. The certificates for Warrants and for the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") will include such legend as is specified in the Warrant Agreement. The certificates representing the Conversion Shares will also include the aforementioned legends and any other appropriate legend.

                                    SECTION 3
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents and warrants to the Purchasers as follows:

3.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company. The Company has no subsidiaries.

3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share, of which 5,200,598 shares were issued and outstanding as of March 31, 1996, and 11,200,000 shares of Preferred Stock, $.001 par value per share, of which 880,000 shares have been designated as Series A Convertible Preferred Stock and of which 449,000 shares were issued and outstanding as of March 31, 1996. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of March 31, 1996, the Company had 523,407 shares of Common Stock reserved for issuance under its 1990 Stock Option Plan and options to purchase 355,529 shares of Common Stock thereunder have been granted and are outstanding. As of March 31, 1996, the Company had 100,000 shares of Common Stock reserved for issuance under its Directors Stock Option Plan and options to purchase 51,200 shares of Common Stock thereunder have been granted and are outstanding. The Company has outstanding, as of March 31, 1996, warrants to purchase 373,873 shares of Common Stock and warrants to purchase 45,900 shares of Series A Convertible Preferred Stock, which warrants will be subject to further adjustment for antidilution provisions. Except as provided in the materials delivered to the Purchasers by the Company pursuant to this Agreement, which materials include the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, the Company's Current Report on Form 8-K dated April 1, 1996 and the Additional Information dated May 1, 1996 (collectively the "Offering Materials") or as described in this Agreement, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities other than the Securities.

3.3 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities, the Conversion Shares and the Warrant Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Upon the issuance and delivery of the Notes as contemplated by this Agreement, the Notes will be validly issued. Upon the approval of the Warrant Shares for listing on the AMEX and the issuance and delivery of the Warrant Shares upon exercise of the Warrants in accordance with the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable. Upon the approval of the Conversation Shares for listing on the AMEX and the issuance and delivery of the Conversion Shares upon conversion of the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Notes contemplated hereby, the Warrant Shares and the Conversion Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

3.4 NO CONFLICT. Subject to compliance with such filings as may be required to be made with the Securities and Exchange Commission (the "SEC"), any state or foreign securities regulatory authority, and the American Stock Exchange ("AMEX"), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company, its financial condition, results of operation or prospects, or materially impair or restrict its power to perform its obligations as contemplated hereby. Notwithstanding any other provisions of this Agreement, the issuance of the Conversion Shares and the Warrant Shares will require the approval of the AMEX which approval the Company will seek to obtain promptly following the Closing.

3.5 ACCURACY OF REPORTS. All reports currently required to be filed by the Company since the beginning of its most recent fiscal year under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which the Company and the Purchaser acknowledge have been furnished to the Purchaser, have been duly filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms, and, except to the extent updated or superseded by the Offering Materials or any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.6 REGISTRATION RIGHTS. Except as set forth in this Agreement and the Warrant Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued other than under the Amended and Restated Stockholders' Agreement among the Company and certain of its security holders dated as of June 8, 1993, as amended by Amendment No. 1 dated as of April 29, 1994, the Representative's Warrant Agreement between the Company and H. J. Meyers & Co., Inc. dated as of October 22, 1993 and under the Registration Rights Agreement dated April 21, 1994 between the Company and MediGene, Inc., the Warrant Agreement dated March 15, 1995, the Common Stock Purchase Agreement dated as of March 15, 1995 between the Company and the purchasers named therein, and the Premium Preferred Stock Purchase Agreements dated as of May 26, 1995 among the Company and the purchasers named therein. The Company currently has outstanding two registration statements that were filed in respect of certain of the aforementioned registration rights. The Company expects to engage in various capital-raising efforts in the future that, if consummated, would require the granting of additional registration rights.

3.7 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement, the offer, sale or issuance of the Notes, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the AMEX and with any state or foreign blue sky or securities regulatory authority.

3.8 LITIGATION. There is no pending or, to the best of the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets taken as a whole may be bound, and which Litigation if adversely determined would have a material adverse effect on the Company.

3.9 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

3.10 INTELLECTUAL PROPERTY. With respect to each of the Company's material patents and patent applications licensed, used or applied for by the Company in connection with the operation of the Company's business (collectively, the "Intangibles"), to the best of the Company's actual knowledge (i) the Company has all licenses or rights which it believes are necessary to use the Intangibles, (ii) the inventor(s) named in each of the patents and patent applications comprising the Intangibles are the only inventor(s) of the subject matter claimed in such Intangibles, (iii) no adverse claim of ownership has been asserted against the Company with respect to the subject matter claimed in the Intangibles and (iv) the Company has not infringed with respect to patents of others and the Company has not received notice of infringement with respect to patents of others.

3.11 REGULATORY FILINGS. The Company believes that it has the authority to conduct its operations as presently described in the Offering Materials; however, the Company has not received approval from the Food and Drug Administration or other regulatory authorities for, nor are any filings pending with such agencies for, any registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations.

3.12 PRIVATE OFFERING MATERIALS; DISCLOSURE. No information set forth in the Offering Materials or otherwise provided by the Company to the Purchasers in connection with their purchase of the Notes contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                    SECTION 4
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers each hereby severally represent and warrant to the Company as follows:

4.1 PURCHASE FOR INVESTMENT. The Purchaser is acquiring the Notes and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser acknowledges the Company's obligation to file a registration statement with respect to the Conversion Shares as set forth in
Section 8 of this Agreement, the effectiveness of which registration statement may be required for the resale of the Conversion Shares. Without limiting the generality of the first sentence of this Section, the Purchaser has not offered or sold any portion of the Notes and the Conversion Shares to be acquired by it and has no present intention of reselling or otherwise disposing of any portion of such Notes or Conversion Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Purchaser has no current intention to resell the Conversion Shares under such registration statement nor would it have such intention if such registration statement were effective as of the date of purchase. It understands that investment in the Notes is subject to a high degree of risk and that the Notes and the Conversion Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. It acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Notes and Conversion Shares must be held indefinitely until subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from registration is available. It understands that any transfer agent of the Company will be issued stop-transfer instructions with respect to the Conversion Shares unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Purchaser has experience in analyzing and investing in entities like the Company, it can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Notes from the Company at the Closing. The Purchaser is a resident of the state set forth opposite such Purchaser's name on EXHIBIT A. The Purchaser represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Notes or Conversion Shares. If other than an individual, it also represents it has not been organized for the purpose of acquiring the Notes. The Purchaser's purchase is not and will not be part of a plan or scheme to evade the registration requirements of the Securities Act or any other law or regulation.

4.2 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as such term is defined in SEC Regulation D. It has accurately completed the questionnaire attached hereto as EXHIBIT E.

4.3 AUTHORITY. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Subject to compliance with such filings as may be required to be made with the SEC, AMEX and National Association of Securities Dealers Inc. ("NASD"), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of the charter documents, partnership agreement or Bylaws, if any, of the Purchaser or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

4.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, the purchase of the Notes, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC, AMEX and NASD.

4.5 INVESTIGATION; NO GENERAL SOLICITATION. The Purchaser has received a copy of the Offering Materials. The Purchaser has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the Offering Materials and the Company's business, management and financial affairs with the Company's management, customers and other parties, and the Purchaser has received satisfactory responses to the Purchaser's inquiries. The Purchaser has relied solely upon the information provided by the Company in the Offering Materials in making the decision to invest in the Notes. To the extent necessary, the Purchaser has retained, at the expense of the Purchaser, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Notes hereunder. To the best of its knowledge, (i) the Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Purchaser had a prior relationship and (ii) no securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Purchaser: did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

4.6 SHORT SELLING. The Purchaser has not, for the 60 days prior to the date hereof, directly or indirectly, through related parties, affiliates or otherwise
(a) sold "short" or "short against the box" (as those terms are generally understood) any equity security of the Company; or (b) otherwise engaged in any transaction which involves hedging of its position in the securities of the Company, and it will not either (x) until the date the Registration Statement (as defined herein) is declared effective by the SEC or (y) during the 30 days prior to the maturity of the Notes take any such actions in (a) or (b).

4.7 QUALIFICATION. The Purchaser is qualified to purchase the Securities and Conversion Shares under the laws of the Purchaser's residence, and such purchase complies with such laws and any other laws applicable to the Purchaser.

4.8 AFFILIATE STATUS. Except as otherwise disclosed in writing to the Company:
(i) the Purchaser is not, and has not been within the 90 days prior to the Closing Date, an officer, director, employee, agent or affiliate of the Company, a broker/dealer of securities or, to the Purchaser's knowledge, any other purchaser of Notes from the Company pursuant to the Offering Materials; and (ii) the Purchaser is not a broker or dealer of securities, an employee, officer or director of the Company nor prior to the consummation of the transactions contemplated hereby, is the Purchaser the beneficial owner of 5% or more of the Common Stock of the Company.

                                    SECTION 5
                 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The Purchasers' obligation to purchase the Notes at the Closing is, at the option of each Purchaser, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date of the following conditions:

(A) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(B) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

(C) NO LEGAL ORDER PENDING. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(D) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

(E) MINIMUM SUBSCRIPTIONS. The Company shall have received executed Agreements from Purchasers, payments into escrow and any other necessary related materials to enable it to sell at least an aggregate of $2 million principal amount of Notes.

                                    SECTION 6
                      CONDITIONS TO OBLIGATIONS OF COMPANY

6.1 CONDITIONS TO OBLIGATIONS OF COMPANY. The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date of the following conditions:

(A) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(B) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(C) NO LEGAL ORDER PENDING. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(D) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Notes (except as otherwise provided in this Agreement).

(E) MINIMUM SUBSCRIPTION. The Company shall have received executed Agreements from Purchasers, payments into escrow and any necessary related materials to enable it to sell at least $2 million aggregate principal amount of Notes.

                                    SECTION 7
                                   DEFINITIONS

7.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(A) "AFFILIATE" shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

(B) "BUSINESS DAY" shall mean a day Monday through Friday on which banks are generally open for business in Texas.

(C)  "CLOSING" shall have the meaning ascribed to such term in Section 1.3.

(D) "CLOSING DATE" shall have the meaning ascribed to such term in Section 2.1.

(E) "CLOSING PRICE" shall mean the last sales price, regular way, on the day in question or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the AMEX, or, if such security is not listed or admitted to trading on the AMEX, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by NASDAQ or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be used.

(F) "COMPANY" shall have the meaning ascribed to such term in the preamble hereto.

(G) "CONVERSION SHARES" shall have the meaning ascribed to such term in Section 1.1.

(H)  "ESCROW AGENT" shall mean Chemical Bank.

(I) "FAIR VALUE" shall have the meaning ascribed to such term in Section 10.7.

(J) "HIGHEST LAWFUL RATE" shall have the meaning ascribed to such term in
Section 11.5.

(K) "HOLDERS" shall mean: (i) when used with respect to the Notes, the Purchasers and any Person holding any Note or Notes to whom such Note or Notes has been transferred in accordance with Section 11.2 hereof and (ii) when used with respect to Registrable Securities, the Purchasers and any Person holding Registrable Securities to whom the rights under Section 8.1 have been transferred in accordance with Section 8.1(h) hereof.

(L) "INDEMNIFIED PARTY" shall have the meaning ascribed to such term in Section 8.1(e).

(M) "INDEMNIFYING PARTY" shall have the meaning ascribed to such term in Section 8.1(e).

(N) "OUTSTANDING" shall mean when used with respect to Notes, all Notes theretofore issued under this Agreement, EXCEPT: (i) Notes theretofore canceled and delivered to the Company or delivered to the Company for cancellation; (ii) Notes for whom payment or redemption money in the necessary amount has been theretofore deposited with any paying agent for the Company in trust for the Holders of such Notes, PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement; and (iii) Notes in exchange for or in lieu of which other Notes have been issued pursuant to this Agreement; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company shall be disregarded and deemed not to be Outstanding; PROVIDED, HOWEVER, that notwithstanding the foregoing proviso, Notes owned by any Affiliate of the Company (other than a subsidiary) shall be deemed to be Outstanding for all purposes.

(O) "PERSON" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(P) The terms "REGISTER," "REGISTERED" AND "REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(Q) "PURCHASERS" shall have the meaning ascribed to such term in the preamble hereto.

(R) "REDEMPTION DATE" shall have the meaning ascribed to such term in Section
9.1.

(S) "REDEMPTION PRICE" shall have the meaning ascribed to such term in Section 9.1.

(T) "REGISTRABLE SECURITIES" shall mean (A) the Conversion Shares, and (B) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Conversion Shares; PROVIDED, HOWEVER, that securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been disposed or pursuant to a registration statement declared effective by the SEC, (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) are held by a Holder or a permitted transferee pursuant to Section 8.1(h).

(U) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 8.1(a) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

(V) "REGISTRATION STATEMENT" shall have the meaning ascribed to such term in
Section 8.1(a).

(W) "REGISTRATION PERIOD" shall have the meaning ascribed to such term in
Section 8.1(c).

(X) "RESET DATE" shall have the meaning ascribed to such term in Section 10.1.

(Y)  "SECURITIES" shall have the meaning ascribed to such term in Section 1.2.

(Z) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

(AA) "STATED MATURITY" when used with respect to any Note means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

(BB) "WARRANT SHARES" shall have the meaning ascribed to such term in Section
2.2.

                                    SECTION 8
                                    COVENANTS

8.1  REGISTRATION RIGHTS.

(A) REGISTRATION. No later than 60 days after the Closing Date, the Company will file a registration statement (the "Registration Statement") on Form S-3 with the SEC and use its reasonable best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities; PROVIDED, HOWEVER that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 8.1(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service or is required to qualify in such jurisdiction, as the case may be, and except as may be required by the Securities Act. Without limiting the generality of any other provision hereof, this Agreement does not grant any registration rights for the registration of the transfer of the Notes, the Warrants or the Warrant Shares (the registration of the Warrant Shares being covered in the Warrant Agreement).

(B) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 8.1(a) shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders who directly incurred said expenses, except to the extent that the Holders may make separate arrangements for the sharing of expenses.

(C) REGISTRATION PROCEDURES. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense the Company will:

      (i) use its reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until at least the second anniversary of the Closing Date or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

      (ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request.

Notwithstanding any of the foregoing at the Company's election, the Company may cease to keep such registration, qualification or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the Holder may sell under Rule 144 under the Securities Act (or other exemption from registration acceptable to the Company) in a three-month period all Registrable Securities then held by such Holder. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

(D) DELAY OF REGISTRATION. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 8.1(a) hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(E)  INDEMNIFICATION.

      (i) The Company will indemnify each Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder, and each person who controls any such underwriter, for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action as incurred, provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; and provided that the Company will not be liable in any such case where the expense, claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities; and, provided, further, that the indemnity with respect to any preliminary prospectus shall not apply to the extent that any such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such claims, losses, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if such current copy of the prospectus would have cured the defect giving rise to such claim, loss, damage or liability.

      (ii) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, partners, legal counsel and accountants, each underwriter, if any, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any failure by a Holder to comply with the covenants or agreements contained in this Agreement respecting the Registrable Securities and will reimburse the Company, such directors, officers, employees, partners, legal counsel and accountants for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; provided that the indemnity with respect to any preliminary prospectus shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such claim, loss, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

      (iii) Each party entitled to indemnification under this Section 8.1(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

      (iv) If the indemnification provided for in this Section 8.1(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(F)  COVENANTS OF HOLDERS.

      (i) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 8.1(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      (ii) Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the registration statement and prospectus contemplated by Section 8.1(a) during (A) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (B) any period, not to exceed one 30-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

      (iii) Each Holder agrees to notify the Company, at any time when a prospectus relating to the registration statement contemplated by Section 8.1(a) is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to the Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the next preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      (iv) Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.1.

      (v) Each Holder hereby covenants with the Company (1) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Registrable Securities are to be sold by any method or in any transaction other than on the AMEX (or other national securities exchange), in the over-the-counter market, on the NASDAQ National Market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Shares.

      (vi) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the registration statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

      (vii) Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the registration statement referred to in this Section 8.1. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that constitutes a violation of Rule 10(b)-6 under the Exchange Act or any other applicable rule, regulation or law.

(G) RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

      (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

      (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

      (iii) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

(H) TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to include Registrable Securities in a Registration Statement granted to the Holders by the Company under Section 8.1(a) may be assigned in full by a Holder to an Affiliate of such Holder; provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, including, without limitation, the restrictions in Section 4.6 and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this paragraph (h), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

(I) WAIVERS AND AMENDMENTS. With the written consent of the Company and the Holders holding at least a majority of the outstanding Registrable Securities, any provision of this Section 8.1 may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

8.2 DISPOSITION. The Purchaser has not and will not make any offer, sale or other transfer of the Notes or the Conversion Shares by any means which would not comply with applicable law or this Agreement or which would otherwise impose upon the Company any obligation to satisfy any public filing or registration requirement. The Purchaser understands and agrees that any disposition of the Notes or the Conversion Shares in violation of this Agreement shall be null and void, and that no transfer of the Notes or the Conversion Shares shall be made by the Company or the transfer agent for the Notes or the Conversion Shares upon the Company's stock transfer books or records unless and until there has been compliance with the terms of this Agreement, the Securities Act, any applicable state and foreign securities law and any other laws. It will not sell or transfer the Notes or the Conversion Shares unless

      (a) (in the case of the Conversion Shares) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

      (b) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and unless waived by the Company it shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition is exempt from registration of such shares under the Securities Act or any applicable state, foreign or other securities laws.

The Purchaser will not transfer the Conversion Shares or Notes (other than in the case of the Conversion Shares pursuant to the Registration Statement contemplated by Section 8 hereof, or in a transaction that complies with Rule
144), unless the transferee makes the representations and warranties to the Company contained in this Agreement and agrees to be bound by the restrictions on transfer (including the registration provisions) contained herein to the same extent as if it were the original Purchaser. Without limiting the generality of any provision contained herein, at any time it owns Notes or Conversion Shares the Purchaser and each transferee must and does agree that it and its respective Affiliates will comply with all provisions of Section 4.6.

8.3 AMEX APPROVAL FOR LISTING. The Company agrees to use its reasonable best efforts to obtain approval for listing of the Conversion Shares and the Warrant Shares on the AMEX as promptly as practicable.

                                    SECTION 9
                               REDEMPTION OF NOTES

9.1 RIGHT OF REDEMPTION. The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, any time on or after the issue date of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed (the "Redemption Price"), together with accrued and unpaid interest to the date fixed by the Company for such redemption (the "Redemption Date").

9.2 APPLICABILITY OF SECTION. Redemption of Notes at the election of the Company, as permitted by any provision of this Agreement, shall be made in accordance with such provision and this Section 9.

9.3 ELECTION TO REDEEM. The election of the Company to redeem any Notes pursuant to Section 9.1 shall be evidenced by a resolution duly adopted by the board of directors of the Company.

9.4 SELECTION BY THE COMPANY OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed pursuant to Section 9.1, the particular Notes to be redeemed shall be selected by the Company from the Notes then Outstanding not previously called for redemption by the Company in its sole discretion in portions equal to $1,000 or any integral multiple thereof of the principal amount of Notes of a denomination larger than $1,000.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be deemed to be outstanding for the purpose of such selection.

For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

9.5 NOTICE OF REDEMPTION. Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address specified in Section 12.5.

All notices of redemption shall state:

(1)  the Redemption Date,

(2) the Redemption Price, and the amount of accrued but unpaid interest as of the Redemption Date,

(3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed),

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereof will cease to accrue on and after said date,

(5) the conversion price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the place or places where such Notes may be surrendered for conversion, and

(6) the place or places in New York City where such Notes are to be surrendered for payment of the Redemption Price.

9.6 NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

9.7 NOTES REDEEMED IN PART. Any Note which is to be redeemed only in part shall be surrendered at the office of the Company's agent in New York City (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   SECTION 10
                               CONVERSION OF NOTES

10.1 RIGHT OF CONVERSION. The Holder of any Note or Notes shall have the right at any time after the occurrence of both (i) the Closing and (ii) the AMEX's approval of the listing of the Conversion Shares, up to the close of business on the fifth Business Day prior to the Stated Maturity of the Note, at the Holder's option, to convert, subject to the terms and provisions of this Section 10, the principal of any such Note or Notes (or any portion of the principal thereof which is $1,000 or an integral multiple of $1,000) and the related interest (as specified in Section 10.3) into fully paid and nonassessable shares of Common Stock of the Company, at the conversion price and rate and upon the other terms set forth in this Section 10 (except that with respect to any Note or Notes or any such portion, which shall be called for redemption, such right shall terminate, except as provided in the last paragraph of Section 10.2 at the close of business on the fifth business day prior to the Redemption Date for such Note or Notes or portion).

The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall initially be at the conversion price set forth in the Note. The conversion price shall be adjusted in certain instances as provided in this paragraph and in Section 10.5 and all references to "conversion price" shall mean the conversion price as most recently adjusted. Subject to the adjustments pursuant to the provisions of Section 10.5, the conversion price that is in effect immediately prior to the date that is the twentieth Business Day prior to the maturity date of the Notes (the "Reset Date") shall be adjusted and reset effective as of such Reset Date so that the same shall equal the greater of (i) the average closing price of the Common Stock for the 10 consecutive trading days immediately preceding the Reset Date and (ii) 50% of the conversion price in effect on the trading day immediately prior to the Reset Date, PROVIDED, HOWEVER, that such adjustment shall be made only if the conversion price as so adjusted would be lower than the conversion price that is in effect immediately prior to such adjustment. The Company shall promptly give notice of such a reset of the conversion price in writing to the Holder of each Note, which notice shall specify the conversion price as so adjusted.

In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender the Note or Notes, the principal and the related interest (as specified in Section 10.3) of which is so to be converted, to the Company at any time during usual business hours at the office of the conversion agent for the Company in New York City, accompanied by written notice in the form attached hereto as EXHIBIT F that the Holder elects to convert such Note or Notes or any portion thereof and specifying the name or names with address (which, if name and address is other than for the Holder, must also comply with any requirements for transfer contained in this Agreement) in which a certificate or certificates for Common Stock are to be issued and by a written instrument or instruments or transfer in form satisfactory to the Company, duly executed by the Holder or his attorney, duly authorized in writing and transfer tax stamps or funds therefor, if required pursuant to Section 10.9. For convenience, the conversion of all or a portion, as the case may be, of the principal of any Note into the Common Stock of the Company is hereafter sometimes referred to as the conversion of such Note. All Notes surrendered for conversion shall be forwarded by the conversion agent to the Company and shall be delivered to the Company for cancellation and canceled by it; and, subject to the next succeeding sentence, no Notes shall be issued in lieu thereof. In the case of any Note which is converted in part only, upon such conversion the Company shall execute, authenticate and cause its conversion agent to deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

10.2 ISSUANCE OF COMMON STOCK; TIME OF CONVERSION. As promptly as practicable after the surrender, as herein provided, of any Note or Notes for conversion, the Company shall deliver or cause to be delivered at the office of the conversion agent for the Company in New York City to or upon the written order of the Holder of the Note or Notes so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which such Note or Notes (or portion thereof) may be converted in accordance with the provisions of this Section 10. Subject to the following provisions of this paragraph and of Section 10.5, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Note or Notes shall have been surrendered in satisfactory form for conversion, so that the rights of the Holder as a Holder shall cease with respect to such Note or Notes (or the portion thereof being converted) at such time, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such Note or Notes shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the conversion price in effect at such time; PROVIDED, HOWEVER, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Persons or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the conversion price in effect at, such time on such next succeeding day.

If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

10.3 NO CONVERSION IN RESPECT OF INTEREST. For any Note or portion of a Note that is converted, the accrued interest with respect to the principal amount of such Note must also be converted simultaneously with such conversion of principal. No other payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion. In the case of any Note that is converted, interest whose Stated Maturity is after the date of conversion of such Note shall not be payable.

10.4 RESERVATION OF SHARES; PAR VALUE OF COMMON STOCK. There has been reserved, and the Company shall at all times keep reserved so long as the Notes remain Outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to issuance upon conversion of the Notes. Every transfer agent for the Common Stock and other securities of the Company issuable upon the conversion of the Notes will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the conversion of the Notes. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 10.7 hereof. On or before taking any action that would cause an adjustment pursuant to the terms of the Notes resulting in an increase in the number of shares of Common Stock deliverable upon such conversion above the number thereof previously authorized, reserved and available therefor, the Company shall take all such action so required for compliance with this Section.

Before taking any action which would cause an adjustment reducing the conversion price below the then par value per share of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such conversion price as so adjusted.

10.5 ADJUSTMENTS OF CONVERSION PRICE. The conversion price shall be subject to adjustment from time to time as follows:

      (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the conversion privilege and the conversion price in effect immediately prior thereto shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had the Notes been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Section 10.5(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

      (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Fair Value (as defined in Section 10.7), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights, options, warrants or securities by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Fair Value, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

      (c) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in Section 10.5(b) above), then in each case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then Fair Value per share of Common Stock on the record date for such distribution minus the then Fair Value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share of Common Stock, and of which the denominator shall be the then Fair Value per share of Common Stock on the record date for such distribution. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

      (d) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least three percent in such price; provided, however, that any adjustments which by reason of this
Section 10.5(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

      (e) Whenever the conversion price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holders of the Notes by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the adjusted conversion price, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

      (f) For the purpose of this Section 10.5, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive change or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Holder of any Notes shall become entitled to convert such Notes into any securities of the Company other than Common Stock,
(i) if the Holder of any Note's right to convert is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon conversion of the Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 10.5.

      (g) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the conversion price, to the extent the Notes have not then been converted, shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the conversion price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

10.6 NO ADJUSTMENT FOR CERTAIN MATTERS. During the term of the Notes or upon the conversion of the Notes, no adjustment shall be made (i) except as provided in
Section 10.5 in respect of any dividends or distributions out of earnings or
(ii) in respect of the consummation of any action described in Section 10.8(b). Without limiting the generality of the foregoing, the Company shall have no obligation to cause any purchaser or successor by merger, sale of assets or similar business combination to assume the obligations under this Agreement.

10.7 FRACTIONAL INTERESTS; FAIR VALUE. The Company shall not be required to issue fractional shares on conversion of the Notes. If any fraction of a share would, except for the provisions of this Section 10.7, be issuable on the conversion of the Notes (or specified portion thereof), the Company shall pay an amount in cash equal to the then Fair Value of the Common Stock multiplied by such fraction. As used herein, the term "Fair Value" of the Common Stock or other securities or other property shall mean the fair value as determined in good faith by the Company's Board of Directors, which determination shall be binding upon the Holders of the Notes; provided, however, that Fair Value of the Common Stock for any day shall mean the last sales price, regular way, on the day in question or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the AMEX, or, if such security is not listed or admitted to trading on the AMEX, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by NASDAQ or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be used.

10.8 NO RIGHT AS STOCKHOLDER; NOTICES TO NOTEHOLDER. Nothing contained in this Agreement or in the Note shall be construed as conferring upon the Holder of any Note or Notes any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Notes and prior to their conversion, any one or more of the following events shall occur:

      (a) any action  which would  require an  adjustment  pursuant to Section
10.5 (except Section 10.5(f)); or

      (b) a dissolution, liquidation or winding up of the Company or a consolidation, merger or similar business combination or sale of its property, assets and business as an entirety or substantially as an entirety shall be proposed;

then the Company shall give notice in writing of such event to the Holder of any Note or Notes, as provided in Section 10.8 hereof, promptly prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

10.9 TAXES AND CHARGES. The issuance of certificates for shares of Common Stock upon the conversion of Notes shall be made without charge to the converting Holder of Notes for such certificates or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Notes converted; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Note converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   SECTION 11
                      PAYMENTS OF NOTES AND RELATED MATTERS

11.1 NOTE PAYMENTS. So long as the Purchaser holds any Note, the Company will make payments of principal of, interest on such Note, which comply with the terms of this Agreement in New York City, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts in New York City as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all payments previously made thereon. Notwithstanding any other provision of this Agreement, all payments of any obligation of the Company hereunder must be made by the Company in the State of New York.

11.2 FORM, REGISTRATION,TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to effect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register (the "Note Register") in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. In the case that any Note is surrendered for transfer, the new Note issued to the transferee must include a legend relating to original issue discount to the extent required by applicable law. At the option of the Holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive promptly after the request by the Holder of such Note. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument to transfer duly executed, by the Holder of such Note or such Holder's attorney duly authorized in writing together with any opinion or other documentation required under this Agreement. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of either (in the sole discretion of the Company) such Holder's letter agreement in form acceptable to the Company or an insurance bond indemnifying the Company against loss in respect thereto, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will promptly make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11.3 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and Holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

11.4 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

11.5 LIMITATION ON INTEREST. Regardless of any provision contained herein, or in any other document executed in connection herewith, the Holder of any Note or Notes shall never be entitled to receive, collect or apply, as interest hereon, any unearned interest or any amount in excess of the maximum non-usurious contract rate of interest allowed from time to time by applicable law (the "Highest Lawful Rate"), and in the event such Holder ever receives, collects or applies, as interest, any unearned interest or any such excess, such amount shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall forthwith be refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and such Holder shall, to the maximum extent permitted by law, (a) characterize any non principal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayment and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note so that the interest rate is uniform throughout the entire term thereof.

                                   SECTION 12
                                  MISCELLANEOUS

12.1 TERMINATION OF AGREEMENT. Prior to the Closing, the Company may terminate its obligation to perform or observe any of its covenants and agreements hereunder to any Purchaser if such Purchaser violates in a material respect any of the material covenants or agreements of the Purchaser under this Agreement, and a Purchaser may terminate its obligations to perform or observe any of its covenants and agreements hereunder if the Company violates or fails to perform in any material respect any of the material covenants or agreements of the Company under this Agreement to such Purchaser; provided, however, that neither the Company nor the Purchaser, as the case may be, may terminate any of its obligations under this Agreement pursuant to this sentence unless it shall have delivered written notice of such default to the other party and such default shall not have been cured within 30 days after the delivery of such notice.

12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

12.3 SURVIVAL; RELIANCE. The representations and warranties in Sections 3 and 4 of this Agreement shall survive any investigation made by the Purchasers or the Company for a period of one year after the Closing Date in question. Thereafter, such representations and warranties shall expire and be of no further force and effect, and no cause of action may be brought with respect to any breach thereof unless a written notice specifying the nature and the amount of the claims shall have been delivered by the Company or the Purchasers, as the case may be, with respect thereto, on or before one year after the Closing Date in question. Any representation or warranty contained herein may be relied upon by counsel to the Company in connection with any opinion delivered in connection with the transactions contemplated hereby.

12.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

12.5 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and shall be treated as effective or deemed to be given (unless a different time period is specified in another Section hereof) (a) the date of receipt if delivered by hand, by messenger or by courier, or upon confirmation of receipt if transmitted by facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto) or
(b) three days after the date when the same shall have been posted by registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party at such address:

(i)  if to the Company:

      Aprogenex, Inc.
      8000 El Rio Street
      Houston, Texas  77054-1404
      Attn:  Chief Financial Officer
      (Facsimile) (713) 748-6012

(ii)  if to Purchasers, then to the addresses set forth at EXHIBIT A.

12.6 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

12.7 FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

12.10 CAPTIONS. Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.

12.11 PUBLIC STATEMENTS. The Purchasers severally agree not to issue any public statement with respect to the Purchasers' investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation. Each Purchaser hereby agrees that the Company may disclose the name and address of such Purchaser, including, without limitation, such disclosure as may be required under applicable law or under any applicable order, rule or regulation.

12.12  BROKERS.

      (a) Each Purchaser severally represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Purchaser hereunder.

      (b) The Company represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to any person or firm acting on behalf of the Company hereunder.

12.13 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

12.14 NO THIRD-PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement except for such rights as may exist by virtue of any contract or other agreement existing on the date hereof.

12.15 ENTIRE AGREEMENT; INTEGRATION AND SEVERABILITY. This Agreement, the Notes, the Warrant Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

ANY PROVISION OF THIS AGREEMENT WHICH IS PROHIBITED OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF, AND ANY SUCH PROHIBITION OR UNENFORCEABILITY IN ANY JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION IN ANY OTHER JURISDICTION.

12.16 CONSENT TO AMENDMENTS; WAIVER OF PAST DEFAULTS. This Agreement and the Notes related hereto may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act of the Holder or Holders of at least 51% of the aggregate principal amount of the Notes then Outstanding at a record date set by the Company for such written consent, except that, without the written consent of the Holder or Holders of all Notes at the time Outstanding, no amendment to this Agreement shall (i) change the maturity of any Note, or (ii) change the principal of, or the rate or time of payment of interest on any Note. The Holders of not less than 51% of the aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default (i) in the payment of the principal of or interest on any Note, or (ii) in respect of a covenant or provision hereof which under this Section 12.16 cannot be modified without the consent of the Holder of each Outstanding Note affected. Each Holder of any Note at the time or thereafter Outstanding shall be bound by any consent or waiver authorized by this Section 12.16, whether or not such Note shall have been marked to indicate such consent or waiver, but any Notes issued thereafter may bear a notation referring to any such consent or waiver. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. Notwithstanding the foregoing provisions of this Section, waivers and amendments relating to Section 8.1 hereof shall be determined by and in accordance with Section 8.1(i). As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.


                                                                  Signature Page

                   __________________________________________
                    Principal Amount of Notes Subscribed For

             ____________________________________________________
              Names(s) Exactly as to Appear on Note Certificate

______________________________________    ___________________________________
Signature                                 Signature (if purchasing jointly)

______________________________________    ___________________________________
Name Typed or Printed                     Name Typed or Printed

______________________________________    ___________________________________
Residence Address                         Residence Address

______________________________________    ___________________________________
City, State and Zip Code                  City, State and Zip Code

______________________________________    ___________________________________
Telephone--Business                       Telephone--Business

______________________________________    ___________________________________
Telephone--Residence                      Telephone--Residence

______________________________________    ___________________________________
Tax Identification or                     Tax Identification or
 Social Security No.                       Social Security No.

NASD Affiliation or Association, if any: _____________________________
      If None, check here:______

Name in which securities should be issued: ___________________________

Dated: ________________  _____, 1996

This Convertible Note Subscription Agreement is agreed to and accepted as of ________________ ______, 1996.

                                    APROGENEX, INC.

                                    By:  J. Donald Payne
                                    Its:  Vice President